Exhibit 99.1

Hepion Pharmaceutical

Consolidated Balance Sheets

January 31, 2025

PBC

January 31, 2025
(Unaudited)
ASSETS
Current Assets
Cash	5,219,944.00
Prepaid expenses	1,142,329.00
Related party receivable	-
Total Current Assets	$6,362,273.00
Property and equipment, net	-
Right-of-use assets	-
Other assets	-
In Process R&D	-
TOTAL ASSETS	$6,362,273.00

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	-
Accounts payable	220,202.00
Accrued expenses	23,684.00
Operating lease liabilities, current	-
Notes payable, current	-
Short-term portion of contingent consideration	-
Total Current Liabilities	$243,886.00

Contingent liability, non-current	-
Operating lease liabilities, non-current	-
Derivative financial instruments-warrants	6,142,303.00
TOTAL LIABILITIES	$6,386,189.00

Stockholders’ Equity
Series A convertible preferred stock	855,808.00
Series C convertible preferred stock	839,320.00
Common stock	663.00
Additional paid-in capital	236,462,218.00
Accumulated other comprehensive loss	8,345.00
Accumulated deficit	(238,190,270.00)
TOTAL STOCKHOLDERS’ EQUITY	$(23,916.00)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,362,273.00